Deloitte

                                                     Deloitte & Touche LLP
                                                     1700 Market Street
                                                     Philadelphia, PA 19103-3984
                                                     USA


                                                     Tel: + 1 215 246 2300
                                                     Fax: + 1 215 569 2441
                                                     www.deloitte.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Sun Bancorp, Inc. on Form S-8 of our report dated March 11, 2004 (which expressed an unqualified opinion and includes an explanatory paragraph concerning the adoption of Financial Accounting Standards Board Interpretation No. 46(R) and the change in accounting for stock-based compensation adopting the fair value recognition provisions of Statements of Financial Accounting Standards Nos. 123 and 148 in 2003, and the change in accounting for goodwill to conform to Statement of Financial Accounting Standards No. 147 in 2002), included in the Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 2003.


/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Philadelphia, Pennsylvania
September 3, 2004


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                                                         Deloitte ToucheTohmatsu